    As filed with the Securities and Exchange Commission on December 21, 1999
                                                      Registration No. 333-26459



================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                 POST-EFFECTIVE
                                 AMENDMENT NO. 1
                                    Form S-3
                 REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933




                       FASTCOMM COMMUNICATIONS CORPORATION
             (Exact name of registrant as specified in its charter)



           VIRGINIA                                                           54-289115
(State or other jurisdiction of                                           (I.R.S. Employer
incorporation or organization)                                         Identification Number)



                               45472 HOLIDAY DRIVE
                            STERLING, VIRGINIA 20166
                            TELEPHONE: (703) 318-7750
    (Address of principal place of business, and address and telephone number of principal executive offices)



         MARK H. RAFFERTY                               COPY TO:
      CHIEF FINANCIAL OFFICER                     THOMAS G. AMON, ESQ.
FASTCOMM COMMUNICATIONS CORPORATION            SOKOLOW, DUNAUD, MERCADIER
        45472 HOLIDAY DRIVE                          & CARRERAS LLP
     STERLING, VIRGINIA 20166                50 ROCKEFELLER PLAZA, SUITE 928
     TELEPHONE: (703) 318-7750                  NEW YORK, NEW YORK 10020
(Name, address and telephone number             TELEPHONE: (212) 315-0175
       of agent for service)                    (Counsel for Registrant)


Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this form are being offered pursuant to a dividend or interest reinvestment plans, please check the following box.
[ ]


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [ ]


If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]


If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ X ] Registration Statement No. 333-26459


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                         CALCULATION OF REGISTRATION FEE
===========================================================================================
                                                Proposed
                                                maximum        Proposed
                                                offering        maximum       Amount of
    Title of each class of     Amount to be    price per      aggregated     registration
 securities to be registered   registered(1)    share(2)    offering price       fee
-------------------------------------------------------------------------------------------
Common Shares, par value $.01
     per share .........         1,539,434       $2.375       $3,656,156        $1,097
-------------------------------------------------------------------------------------------


===========================================================================================


(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of Shares of Common Stock issuable as a result of the anti-dilution provisions of the Debentures and warrants exercisable for the shares of Common Stock registered hereby.



(2) Estimated solely for the purpose of calculating the amount of the registration fee and based, pursuant to Rule 457, on the closing price of the Common Stock of the Company on the NASDAQ on December 16, 1999.



The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to Section 8(a), may determine.



================================================================================

                       FastComm Communications Corporation

                              CROSS REFERENCE SHEET

Pursuant to Item 501(b) of Regulation S-K Showing Location in Prospectus of information required by Items of Form S-3.



=========================================================================================
       Item Number and heading in Form
       S-3 Registration Statement          Caption or Location in Prospectus
-----------------------------------------------------------------------------------------


       Forepart of the Registration
       Statement and Outside Front Cover   Forepart of the Registration Statement;
1.     Page of Prospectus                  Outside Front Cover Page of Prospectus
-----------------------------------------------------------------------------------------

       Inside Front and Outside Back       Inside Front and Outside Back Cover Page of
2.     Cover Pages of Prospectus           Prospectus
-----------------------------------------------------------------------------------------

       Summary Information and Risk
3.     Factors                             The Company; Certain Risk Factors
-----------------------------------------------------------------------------------------

4.     Use of Proceeds                     Use of Proceeds
-----------------------------------------------------------------------------------------

5.     Determination of Offering Price     Outside Front Cover Page of Prospectus
-----------------------------------------------------------------------------------------

6.     Dilution                            Not Applicable
-----------------------------------------------------------------------------------------

7.     Selling Security Holders            Selling Shareholders
-----------------------------------------------------------------------------------------

                                           Outside Front Cover Page of Prospectus; Plan
8.     Plan of Distribution                of Distribution
-----------------------------------------------------------------------------------------

       Description of Securities to be
9.     Registered                          Not Applicable
-----------------------------------------------------------------------------------------

       Interests of Named Experts and
10.    Counsel                             Experts
-----------------------------------------------------------------------------------------

11.    Material Change                     Not Applicable
-----------------------------------------------------------------------------------------

       Incorporation of Certain
12.    Information by Reference            Documents Incorporated by Reference
-----------------------------------------------------------------------------------------

13.    Disclosure of Commission Position   Not Applicable
=========================================================================================

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.






                                1,539,434 SHARES


                       FASTCOMM COMMUNICATIONS CORPORATION

                                  COMMON STOCK



            This Prospectus relates to 1,539,434 shares (the "Shares" or the "Offered Shares") of common stock, par value $.01 per share (the "Common Stock"), of FastComm Communications Corporation, a Virginia corporation (the "Company"). The Shares are issuable by the Company upon the exercise of the warrants (the "Warrants") owned by the Selling Shareholder and which were issued upon conversion of the Company's 1997 Convertible Debentures (the "Debentures"). The Company issued the Debentures in a private placement transaction to four accredited investors in April, 1997. To date $ 5,000,000 all of the Debentures have been converted and 1,539,434 warrants to purchase shares have been issued and are outstanding. See "Selling Shareholders." Additional Shares that may become issuable as a result of the anti-dilution provisions of the Warrants are offered hereby pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act").



            The Company will receive the exercise price payable upon the exercise of the Warrants if those Warrants are exercised for cash. There can be no assurance that all or any part of the Warrants will be exercised for cash. If all outstanding warrants were exercised, the Company would receive $7,534,000. All expenses incurred in connection with this offering are being borne by the Company, other than any commissions or discounts paid or allowed by the Selling Shareholders to underwriters, dealers, brokers or agents and legal fees of counsel to the Selling Shareholders, if any.



            The Shares being registered under the Registration Statement of which this Prospectus is a part may be offered for sale from time to time by or for the account of such Selling Shareholders in the open market, on the NASDAQ OTC - Bulletin Board, in privately negotiated transactions, in an underwritten offering, or a combination of such methods, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The Offered Shares are intended to be sold through one or more broker-dealers or directly to purchasers. Such broker-dealers may receive compensation in the form of commissions, discounts or concessions from the Selling Shareholders and/or purchasers of the Offered Shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary concessions). The Selling Shareholders and any broker-dealers who act in connection with the sale of Offered Shares hereunder may be deemed to be "underwriters" within the meaning of the Securities Act, and any commissions received by them and proceeds of any resale of the Offered Shares may be deemed to be underwriting discounts and commissions under the Securities Act, See "Selling Shareholders" and "Plan of Distribution."



            The Common Stock of the Company is listed on the NASDAQ-OTC Bulletin Board under the Trading Symbol FSCX). On December 16, 1999 the last sales price of the common stock was $2.375 per share. The Shares offered hereby involve a high degree of RISK. See "CERTAIN RISK FACTORS" at page 3 of this Prospectus.






                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                  COMMISSION OR ANY STATE SECURITIES COMMISSION
              NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY
              STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY
               OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.



                The date of this Prospectus is December 21, 1999

                       WHERE YOU CAN FIND MORE INFORMATION


            We are subject to the informational requirements of the Securities Exchange Act of 1934. As required by the Securities Exchange Act, we file reports, proxy statements and other information with the SEC. The reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at regional offices of the SEC at Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661 and at Seven World Trade Center, 13th Floor, New York, New York 10048. In addition, we are required to file electronic versions of these documents through the SEC's Electronic Data Gathering, Analysis and Retrieval System (EDGAR). The SEC maintains a World Wide Web site at http:www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. Copies of such material may also be obtained at prescribed rates from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Judiciary Plaza, Room 1024, Washington, D.C. 20549. The common stock is quoted on the Nasdaq OTC Bulletin Board Market. Information regarding the trading of our common stock on the Nasdaq OTC Bulletin Board Market can be obtained from Nasdaq, 9801 Washingtonian Boulevard, Gaithersburg, Maryland 20878
(202) 496-2500).


            We have filed with the SEC a Post Effective Amendment No. 1 to Registration Statement on Form S-3 under the Securities Act of 1933 with respect to the securities being offered by this Prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all the information set forth in the Registration Statement. For further information with respect to us and the offer and sale of the securities, reference is made to the Registration Statement. Statements contained in this prospectus concerning the provisions of documents filed with the Registration Statement as exhibits are necessarily summaries of those documents, and each such statement is qualified in its entirety by reference to the copy of the applicable document filed with the SEC. The Registration Statement may be inspected without charge at the public reference facilities of the SEC at the addresses contained in the preceding paragraph and copies of all or any part thereof may be obtained form the SEC at prescribed rates.



            Pursuant to the rules of the SEC, we are able to "incorporate by reference" into this document the information that we have on file with the SEC. This means that we may disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be part of this prospectus. In addition, any later information we file with the SEC and incorporate by reference will update and supersede the information referred to or contained in this prospectus. We incorporate by reference the documents listed below and any future filings we make with the SEC under section 13a, 13c, 14 or 15(d) of the Exchange Act until this offering has been completed:



          1. Our Annual Report on Form 10-K for the fiscal year ended April 30, 1999, filed with the Commission pursuant to Section 13(a) of the 1934 Act; and



          2. Our Quarterly Reports on Form 10-Q for the fiscal quarters ended July 31, 1999, and October 30, 1999 respectively, filed with the Commission pursuant to Section 13(a) of the 1934 Act.


          3. The description of the Company's Common Stock registered under the 1934 Act contained in the Company's Form 8-A filed with the Commission on September 8, 1988, including any amendments or reports filed for the purpose of updating such description.


                    SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

            Certain information set forth in this Prospectus includes "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we may publish "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, from time to time, we may publish "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act or make oral statements that constitute forward-looking statements. These forward-looking statements may relate to such matters as anticipated financial performance, future revenues or earnings, business prospectus, projected ventures, new products, anticipated market performance and similar matters. The words "budgeted," "anticipate," "project," "estimate," "expect," "may," "believe," "potential" and similar statements are intended to be among the statements that are forward looking statements. Because these statements reflect the reality of risk and uncertainty that is inherent in our business, actual results may differ materially from those expressed or implied by such forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements, which are made as of the date hereof.

            The Private Securities Litigation Reform Act of 1995 provides a safe harbor for forward-looking statements. In order to comply with the terms of the safe harbor, we caution you that a variety of factors could cause our actual results to differ materially from the anticipated results or other expectations expressed in our forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to those set forth under the caption "Risk Factors" on page 4 and in our filings with the SEC.

            We undertake no obligation to release publicly any revisions to the forward-looking statements to reflect events or circumstances after the date hereof or to reflect unanticipated events or developments.

            We will provide without charge to each person to whom this Prospectus is delivered, upon request, a copy of any or all of the documents incorporated herein by reference (not including exhibits to the information that is incorporated by reference unless such exhibits are specifically incorporated by reference into the information that this Prospectus incorporated). Requests should be directed to FastComm Communications Corporation, 45472 Holiday Drive, Sterling, Virginia 20166, (703) 318-7750, Attention: Investor Relations.

            No person has been authorized to give any information or to make any representation other than those contained in, or incorporated by reference into, this Prospectus, and, if given or made, such information or representations must not be relied upon as having been authorized by the Company or any Selling Securityholders. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy, nor shall there be any sale of these Shares by anyone, in any state in which such offer, solicitation, or sale would be unlawful prior to the registration or qualification under the securities laws of any state, or in which the person making such offer or solicitation is not qualified to do so, or to any person to whom it is unlawful to make such offer or solicitation. Neither delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the information herein or the affairs of the Company since the date hereof.


                              CERTAIN RISK FACTORS

            This offering involves a high degree of risk. Before you invest in the shares offered hereby, you should consider carefully the following factors, in addition to the other information contained in this Prospectus. Our business and results of operations could be seriously harmed by any of the following risks. The trading price of our common stock could decline due to any of these risks, and you may lose part or all of your investment. In addition, this Prospectus and the documents incorporated herein by reference contain certain "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward-looking statements, which are often identified by words such as "believes", "anticipates", "expects", "estimates", "should", "may", "will", and "similar" expressions, represent the Company's expectations or beliefs concerning future events. Numerous assumptions, risks and uncertainties, including the factors set forth below, could cause actual results to differ materially from the results discussed in the forward looking statements.


WE HAVE A HISTORY OF LOSSES AND MAY EXPERIENCE FUTURE LOSSES.


            We have incurred net losses of $595,000 $9,089,000 and $5,550,000 for the years ended April 30, 1997, 1998 and 1999, respectively, and $777,000 and $1,254,000 for the first and second quarter of our fiscal year 2000. These losses are primarily attributable to sales levels insufficient to meet the costs associated with the development and marketing of new products in an emerging technology and to litigation costs and costs associated with the Chapter 11 Bankruptcy described below. Sales levels have been negatively impacted by delays in product development, delays on the part of the carriers to offer frame relay services and once offered, incorrect carrier pricing for frame relay services. The Company actively participates in industry forums that promote frame relay and ATM services. Further, the Company upgraded and expanded it sales, marketing and engineering organizations, while decreasing its general and administrative overhead. The Company is focused on acquisitions and partnership arrangements intended to expand its technology base and increase sales. There can be no assurance that the Company will generate sufficient revenues to meet expenses or to operate profitably in the future.



WE RECENTLY EMERGED FROM BANKRUPTCY.


            On June 2, 1998, the Company filed a voluntary petition for reorganization under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Eastern District of Virginia. This filing was a direct result of enforcement activities by a judgment creditor. All litigation related to this matter has now been settled. On March 30, 1999, the Company's Plan of Reorganization was approved by the Bankruptcy Court and the Company emerged from Chapter 11. The Plan of Reorganization became effective on April 12, 1999. The Plan provides for cash and debenture payments equal to 100% of each allowed claim plus interest. The positions of all common Shareholders was preserved. The Chapter 11 Bankruptcy filing had a negative impact on the Company's sales, its relationships with vendors and ability to hire and retain qualified employees, among other areas. On November 18, 1999 a motion for final decree was granted and the case was closed.



WE RECENTLY SETTLED AN INVESTIGATION BY THE SEC.


On September 28, 1999, the Company, its CEO and Chairman of the Board, Peter C. Madsen, and its CFO, Mark H. Rafferty, agreed to a settlement with the Securities and Exchange Commission (SEC) arising out of the five-year old investigation of the Company by the SEC. Without admitting or denying the allegations in the Complaints filed by the SEC, the Company consented to the entry of a final Judgment which enjoins it from violations of Sections 10(b), 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Securities Exchange Act of 1934. Without admitting or denying the allegations, Messrs Madsen and Rafferty each agreed to consent to the entry of an Order to cease and desist committing or causing any violations or any future violations of Sections 13(a), 13(b)(2)(A) and 13(b)(2)(B) of the Exchange Act and Rules 12b-20 and 13a-13 promulgated thereunder. Mr. Rafferty also agreed to cease and desist from committing or causing any violations or any future violations of Rule 13a-1 promulgated under the Exchange Act.

WE ARE SUBJECT TO POTENTIAL FLUCTUATION IN OPERATING RESULTS AND MUST MANAGE OUR INVENTORY AND SOURCE OF SUPPLY.

              A significant portion of the Company's sales are derived from products shipped against firm purchase orders released in the fiscal quarter. Unforeseen delays in product deliveries or the closing of sales, introduction of new products by the Company or its competitors, fluctuations in customer capital expenditures or other conditions affecting the networking industry or the economy during any fiscal quarter could cause quarterly revenue and net earnings to vary greatly. Further, the Company schedules some production of its products and budgets expenses based on forecasts of sales, which are difficult to predict. The Company's manufacturing procedures are designed to assure rapid response to customer demand, but may, in certain circumstances, create risk of excess or inadequate inventory if orders do not match forecast. Moreover, shortages or delays in the supply of manufacturing components at shipments at acceptable prices could adversely affect the Company's ability to meet scheduled product shipments in any particular quarter, which could materially affect the Company's operating results. Because a substantial portion of customer orders are filled within the fiscal quarter of receipt, and because of the ability of customers to revise or cancel orders and change delivery schedules without significant penalty, quarter to quarter revenues and, to a greater degree, net earnings, may be subject to greater variability and less predictability. From time to time, the Company has experienced significant increases in its levels of inventory in order to meet production requirements of existing or anticipated orders or as the result of delays in receiving certain components, such as critical chipsets, from suppliers and the concurrent accumulation of other inventory. Increased levels of inventory could adversely affect the Company's liquidity, increase the risk of inventory obsolescence (from cancellation of orders, failure to receive anticipated orders or otherwise), or increase the risk of a decline in market value of such inventory or losses from theft, fire or other similar occurrences. The failure of the Company to effectively manage its inventory levels could have a material adverse affect on the Company's financial condition and results of operations.


OUR INDUSTRY IS CHARACTERIZED BY RAPID CHANGES IN TECHNOLOGY AND SERVICES.

            The markets for the Company's products are characterized by continuous technological change, evolving industry standards and frequent product introductions. Such changes in the market may adversely affect the Company's ability to sell its products. The Company's ability to anticipate changes in technology, industry standards and to develop and introduce new and enhanced products on a timely basis that are successful in the market, will be significant factors in the Company's competitive position and its prospects for growth. Moreover, if technologies or standards supported by the Company's products or carrier service offerings based on the Company's products become obsolete or fail to gain widespread commercial acceptance, the Company's business may be adversely affected. As a result, Management believes that significant expenditures for research and development will be required in the future. Research and development project schedules for high technology products are inherently difficult to predict, and there can be no assurance that the Company will achieve its expected initial shipment dates for products in development. Because timely availability of new and enhanced products is critical to the success of the Company, delays in availability of these products, or lack of market acceptance of such products, could adversely affect the Company.

WE ARE ENGAGED IN A HIGHLY COMPETITIVE BUSINESS.


            The market for networking systems is extremely competitive. In most of the markets in which we compete our competitors are more established, benefit from greater market recognition and have greater financial, technological, production and marketing resources than we do. Competition could become even more intense if new companies enter the market or if our existing competitors expand their product lines. We compete on the basis of product features and capabilities, performance and price. An increase in competition could have an adverse effect on our operating results, both in terms of lost market share and revenues and required investments in research and development and sales and marketing in order to remain competitive. There can be no assurance that we will be able to make technological advances or that we will have sufficient resources to fund the necessary research and development, marketing and sales efforts that will enable us to profitably compete in our markets. On June 2, 1998, the Company filed a voluntary petition for reorganization under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Eastern District of Virginia. This filing was a direct result of enforcement activities by a judgment creditor. All litigation related to this matter has been settled. On March 30, 1999, the Company's Plan of Reorganization was approved by the Bankruptcy Court and the Company emerged from Chapter 11 on April 12, 1999. The Plan provides for cash and debenture payments equal to 100% of each allowed claim plus interest. The positions of all common shareholders was preserved. This filing had a negative impact on sales during the 1999 fiscal year and, at this time, the Company is unable to predict the effect this filing and the subsequent reorganization will have on its ability to compete in its marketplace. On November 18, 1999 a motion for final decree was granted and the case was closed.



WE RELY ON A LIMITED NUMBER OF KEY EMPLOYEES.



            Our success depends to a significant degree upon the continued contributions of our management, marketing, engineering and technical personnel, many of whom would be difficult to replace. In addition, as we continue to develop the ChanlComm product line, we will need to attract and retain additional qualified personnel. There is intense competition for qualified personnel in our industry, and there can be no assurance that we will be able to attract and retain the qualified personnel necessary for the development of our business. Loss of the services of any of our key employees would be detrimental to our development. We do not have "key man" life insurance on any of our officers or directors.

THE PRICE OF OUR SHARES IS SUBJECT TO PRICE VOLATILITY.

            The Company's common shares have been subject to substantial market price volatility, some of which has occurred when there have been variations between the company's actual or anticipated financial results and the expectations of that of the financial community and in the aftermath of public announcements by the Company and its competitors. Further, the stock market has experienced extreme price and volume fluctuations from time to time which have affected the market price of many technology companies in particular and which have often been unrelated to the operating performance of these companies. These broad market fluctuations, as well as general economic conditions, may adversely affect the market price of the Company's common shares in the future. On June 9, 1998 the Company's shares were delisted from the NASDAQ National Market System. The shares are currently quoted on the NASDAQ OTC Bulletin Board.


WE MUST BE ABLE TO ADAPT TO CHANGES IN PROTOCOL AND OTHER TECHNOLOGY.

            New Data Protocols may be developed that could displace the protocols currently supported in Company products, requiring additional software development to sustain the viability of those products. An announcement of such new protocols could have a negative effect on sales of older designs, as users hesitate to install equipment based on existing designs until they have evaluated the new ones. There can be no assurance that the Company would have the necessary resources, particularly the knowledgeable employees, to implement new protocols in a timely manner. Such failure to develop adequate products in response to new technology could adversely affect the Company's profitability. Asynchronous Transfer Mode (ATM) is a new technology for transmitting digital information, including voice and data, over a public or private network. Telephone companies and other operators of public network are deploying ATM in their backbone segments. If the ATM technology becomes much less expensive, ATM services could become economically more attractive than frame relay services that currently are involved in the bulk of the Company's business. If ATM were to become more popular than frame replay, the Company would need to develop new products, retrain its employees, and educate its sales and distribution channel partners. There can be no assurance that the Company will have the resources necessary to develop appropriate products in a timely manner.

WE MUST INTRODUCE NEW PRODUCTS TO COMPETE

            The Company's future revenue is dependent on its ability to successfully develop, manufacture and market products. In this regard, future growth is dependent on the Company's ability to timely and successfully develop and introduce new products, establish new distribution channels, develop affiliations with leading market participants which facilitate product development and distribution, and market existing and new products with service providers, resellers, channel partners, and others. The introduction of new or enhanced products requires the Company to manage the transition from older products in order to minimize disruption in customer ordering patterns, avoid excessive levels of older product inventories and ensure that adequate supplies of new products can be delivered to meet customer demand. In addition, as the technical complexity of new products increases, it may become increasingly difficult to introduce new products quickly and according to schedule. There can be no assurance that the Company will successfully manage the transition to new products or that the Company's research and development efforts will result in commercially successful new technology and products in the future.


WE MAY NEED TO SEEK ADDITIONAL CAPITAL TO FULFILL OUR BUSINESS PLAN

            The Company's ability to make future capital expenditures and fund the development and launch of new products, are dependent on existing cash and some or all of the following: demands on cash to support inventory for the frame relay products and the Company's return to profitability. The timing and amount of the Company's future capital requirements can not be accurately predicted, nor can there be any assurance that debt or equity financing, if required, can be obtained on acceptable terms. There can be no assurance that the company will have cash available in the amounts and at the times needed.


SOME COMPONENTS OF OUR PRODUCTS ARE AVAILABLE TO US ONLY FROM A LIMITED NUMBER OF SUPPLIERS

            Certain components used in our products are currently available from only one source and other of the components are available from only a limited number of suppliers. Although we have generally been able to obtain adequate supplies of components to date, our inability to develop alternative sources if and as required in the future, or to obtain sufficient sole source or limited source components as required, could result in delays or reductions in product shipments. Certain products that are or may in the future be marketed with or incorporated into our products are supplied by or under development by third parties. These third parties may be the sole suppliers of such products. While the Company believes there are a number of suitable manufacturers, there can be no assurance that current or alternative sources will be able to supply all of our demands on a timely basis. Also, an unanticipated interruption in supply could have a short-term effect on our business. It will not be economically practical for the Company to develop its own manufacturing capacity in the foreseeable future.

WE ARE DEPENDENT ON PATENTS AND PROPERTY RIGHTS TO PROTECT OUR POSITION IN THE INDUSTRY

            The Company's success depends in part upon its technological expertise and proprietary product designs. The Company relies upon its trade secret protection efforts and, to a lesser extent, upon patents and copyrights to protect its proprietary technologies. There can be no assurance that these steps will be adequate to deter misappropriation or infringement of its proprietary technologies or that the Company's competitors will not independently develop technologies that are substantially equivalent or superior to the Company's technology. In addition, the laws of some foreign countries do not protect the Company's proprietary rights to the same extent as do the laws of the United States. Further, given the rapid evolution of technology and uncertainties in intellectual property law, there can be no assurance that the Company's current or future products will not be determined to infringe proprietary rights of others. Should the Company be sued for patent infringement, there can be no assurance that the Company will prevail, or, if required by such litigation, that it will be able to obtain the requisite licenses or rights to use such technology on commercially reasonable terms. In addition, any litigation, regardless of the outcome, could result in substantial costs to the Company.


WE COULD BE AFFECTED BY GOVERNMENTAL RESTRAINTS OR CHANGES IN GOVERNMENTAL
POLICY

            The Company's products are subject to regulation by the Federal Communications Commission (the "FCC"), and each of the Company's products must typically be tested before it can be introduced into the market. Any inability of the Company's products to conform to FCC regulations or any failure of the Company's products to meet FCC testing requirements could delay the introduction of the Company's products into the market, impact the Company's relationships with its OEMs and otherwise adversely affect the Company. Foreign authorities often establish telecommunications standards different from those in the United States, making it difficult and more time-consuming to obtain the required regulatory approvals. Any significant delay in obtaining such regulatory approvals could have an adverse effect on the Company's operating results. Furthermore, changes in such laws, regulations, policies or requirements could affect the demand for the Company's products or result in the need to modify products, which may involve substantial costs or delays in sales and could have an adverse effect on the Company's future operating results.


OUR OUTSTANDING SHARES MAY BE DILUTED


            A substantial number of shares of Common Stock are or will be issuable by the Company upon the exercise of warrants and options which the Company has issued, which could result in dilution to a shareholder's percentage ownership interest in the Company and could adversely affect the market price of the Common Stock.



            On December 1, 1999, there were issued and outstanding a total of 17,999,271 shares of Common Stock. If all warrants and stock options which the Company has issued were deemed converted and exercised, as the case may be, as of December 1, 1999, there would be issuable approximately 5,983,000 shares of Common Stock. Upon such conversion and exercise, there would be outstanding 26,543,689 shares of Common Stock. The sale or availability for sale of a significant number of shares of Common Stock in the public market could adversely affect the market price of the Common Stock. The availability to the Company of additional equity financing, and the terms of any such financing, may also be adversely affected by the foregoing.



                                   THE COMPANY

INTRODUCTION


FastComm Communications Corporation (the "Company" or "FastComm"), designs, develops, and manufactures network routing and switching equipment, controllers and processors for Internet and frame relay networks, mainframe communications controllers for IBM mainframe environments, multi-protocol access controllers for Unisys users and an advanced voice/fax/video/data convergence routers for enterprise and carrier users. The Company provides optimal migration paths for legacy networks moving toward newer IP (Internet Protocol) routing technologies. FastComm provides customers with modern networking technology as a cost-efficient means of bridging old networks to new networks. FastComm prides itself on its ability to customize private networks to attain the specific needs of their customers. Its customer base includes state and federal agencies, telephone companies and domestic and multi-national corporations.

The Company's strategy is to produce high quality value-added network routing and switching equipment - that are the easiest to install, use and maintain - for several market segments: Legacy-to-LAN transition, Internet/Intranet access, and Voice/Fax and Data integration. The Company targets business customers primarily, and designs its products for volume sales through third party resellers such as network product and service dealers, systems integrators, telephone carriers, PTT's, and original equipment manufacturers ("OEM's"). These resellers form a primary distribution channel for the Company and also provide installation and maintenance services in the United States and internationally.

The Company was incorporated as MicroTel, Inc. under the laws of the Commonwealth of Virginia in May 1983. The Company changed its name to Data Safe Incorporated in February 1984; to electronic Vaults, Inc., in August 1984; and to FastComm Communications Corporation, in October 1987.

During the fiscal year ended April 30, 1997, the Company acquired Comstat Datacomm Corporation, ("CDC or Comstat"), a Georgia corporation engaged in the data communications business.

In May 1998, FastComm obtained an exclusive license from KG Data Systems, Inc., ("KG Data") to manufacture, market and sell that firm's ChalComm product line, a replacement for channel attached front end processors in IBM based mainframe networks. Effective March 31, 1999, FastComm acquired all of the assets and assumed certain liabilities of KG Data. This business is now internally identified as the Mainframe Communications Division.

Prior to June 9, 1998, FastComm shares were traded publicly on the NASDAQ National Market under the symbol FSCX. On June 9, 1998, the Company's shares were delisted from the National Market System. Effective June 16, 1998, the Company's shares have been quoted on the OTC Bulletin Board under the same symbol.




PETITION FOR REORGANIZATION UNDER CHAPTER 11 OF THE FEDERAL BANKRUPTCY LAWS



On June 2, 1998, the Company filed a voluntary petition for reorganization under Chapter 11 of the federal bankruptcy laws in the United States Bankruptcy Court for the Eastern District of Virginia. This filing was a direct result of enforcement activities by a judgment creditor. All litigation related to this matter has been settled. On March 30, 1999, the Company's Plan of Reorganization was approved by the Bankruptcy Court and the Company emerged from Chapter 11. The Plan of Reorganization became effective on April 12, 1999. The Plan provides for cash and debenture payments equal to 100% of each allowed claim. The positions of all common Shareholders were preserved.



Pursuant to the Plan, Class 1 creditors representing existing holders of convertible debentures, were required to convert their debt to equity on or before October 12, 1999. The remaining outstanding Class 1 claims totaled approximately $200,000. Such conversion was at the current market price, i.e. the average of the prior 10 days closing bid price. In addition, all penalties were waived. Upon conversion the Company issued warrants at 125% of the closing price on the day of conversion. Claims of unsecured creditors, below $1,000, were repaid in cash on or before April 30, 1999. Claims of unsecured creditors greater than $1,000 were satisfied by two cash payments totaling 25% of the allowed claim. The Company issued debentures to these unsecured creditors for the remaining 75% of their allowed claims. The claim of Gary Davison related to the judgment of $1,195,560 obtained against the Company was reduced to $900,000 and allowed as an unsecured no priority claim. The Company then dismissed its appeal of the state court verdict underlying the Davison claim and Davison withdrew a second claim of $2,350,000 related to a pending trial on another matter associated with his dismissal from the Company. Prior to confirmation of the Plan, the Company's president assumed the allowed claim, the effect of which is the amount due Davison will now be paid to him.


In funding its Plan, the Company raised $1,000,000 by selling common stock in a private offering. The debentures, totaling $2,490,357 issued to the unsecured creditors, including the President in connection with purchase of the Davison claim, mature in April 2003. The debentures will be convertible into common stock of the Company between the first and fourth anniversary of the effective date of the Plan. The debentures are convertible at the average of the closing price of the Company's common stock for the ten consecutive trading days ending on the trading day immediately prior to conversion. The debentures bear interest at 7.5%, payable in common stock of the Company. If not converted sooner, all debentures must be converted to common stock by April 2003. The Company has the right, at any time, to redeem for cash at par value all of the outstanding debentures plus any accrued interest. Each debenture holder has the additional right to surrender the entire debenture to the Company on April 12, 2000 and receive cash equal to 15% of the holder's original allowed claim plus interest.

The Company plans to introduce several new products to its customers in fiscal 2000, some of which will be the ChanlComm products formerly manufactured by KG Data Systems, Inc. Also, the Company is increasing its marketing efforts in Latin America, Korea and China in hopes of generating additional revenue. In addition, the Company expects to reduce administrative expenses in fiscal 2000 due to the elimination of legal fees related to the Davison litigation and the bankruptcy filing.

While the Company is optimistic that it can execute its revised business plan, there can be no assurance that the increased sales necessary to return to profitability will materialize or if they do, that the Company will be able to raise sufficient cash to fund the additional working capital requirements.


DESCRIPTION OF BUSINESS



NETWORKING INDUSTRY


The networking industry encompasses a broad range of communications services and equipment. Communications in the form of voice, fax, data - Internet traffic, electronic mail, on-line transaction processing, imaging, video teleconferencing, are transmitted across wide-area communication networks. As demand for these information services grows, communication networks expand in terms of the number of sites and users, the number of formats and types of information, and the volume and speed of information to be communicated by each user.

The network products industry categories that FastComm addresses divides itself into three major areas:

1. BACKBONE COMPONENTS AND SYSTEMS, consisting of large switches and multiplexers that manage wide area network (WAN) transmission lines that provide connectivity for these devices. Public network service providers purchase backbone components for their central offices, often identified as Point of Presence (POP). Private networks install them at headquarters, major regional centers, and the largest branch locations.

2. REMOTE ACCESS DEVICES, typically smaller equipment located in branch and remote offices, attached to the backbone network through a single digital telephone line. An access device may be part of a local area network (LAN) within a building or directly connect to a telephone line for outside access.

3. MAINFRAME COMMUNICATION CONTROLLERS, are devices that interface to IBM mainframe computers through very high-speed channels. These controllers have the same channel connections as tape drives, disk drives and high speed printers and typically are located in environmentally controlled rooms designed for large mission-critical data processing operations. For more than 25 years, IBM has been the custodian of its System Network Architecture (SNA) and corresponding Network Control Program (NCP) products and services. These controllers are designed to communicate at various speeds to remote locations only.

FASTCOMM'S PRODUCTS

The Company's products address all three areas of the network products industry. Its frame relay access devices, WEBrouter, Quick and MetroLAN serve as remote access devices. The GlobalStack provides a backbone system solution. The ChanlComm serves the mainframe communications controller marketplace.



MULTIPORT/MULTIPROTOCOL FRAME RELAY ACCESS DEVICES

The majority of the Company's revenue comes from the sale of frame relay access devices (FRAD's) and multiprotocol access routers. FastComm FRADs provide cost effective access to Frame Relay networks with support for a variety of LAN and LEGACY protocols including TCP/IF, SLIP, PPP, IPX HDLC (Bit Sync), SNA RFC-1490, BISYNC, Burroughs Poll/Select, Telnet Client & Sever, X.25 Switching, XXX PAD, Annex-G, Frame Relay Switching, Apple Talk, ALC and Async. All FRADs include an integral CSU/DSU or high speed serial network interface, support remote configuration and management via Telnet and SNMP, and comply with industry standard RFC1490 for internetworking with routers. The FastConnect feature allows a FastComm FRAD to automatically learn the network management protocol, DLCIs and its IP address for management. This allows a network manager to ship an unopened FRAD to a remote site, have a non-technical person plug it in, and from the central site, access the FRAD via Telnet to complete the configuration.

Frame relay is a simple way to transfer (relay) blocks of date (frames) on a "best effort" basis (without error correction) across a public or private network. Frame relay take advantage of the high-quality (low error rate) of digital and optical fiber transmission lines to simplify communications by not correcting errors. Error correction is performed by computers and terminals attached to the network, not the network itself. Frame relay standards define the format for the date blocks sent to the network. The Company's frame relay access devices and routers adapt terminals, computers, telephone equipment, and facsimile machines to the industry standard frame relay format. FRAD market studies from major consultants such as the Yankee Group and Vertical Systems indicate that frame relay service revenues and unit counts are expected to grow at a rate of 30% or more annually past the year 2000.

The Company's FRADs, which also function as routers, connect pcs, workstations, local area networks ("LAN"), and host computers to a frame relay service. Data formats on FastComm FRADs are compatible with standard routers for the most important LAN protocols: IP, IPX and AppleTalk. A solution comprised of mixing FRADs at some sites with routers at others is less expensive than deploying routers everywhere. Certain Internet service providers (ISPs) offer FastComm routers as part of their product package, with frame relay service between the ISP site and those customers who require full time Internet access or to maintain a site on the World Wide Web.

In addition to standards compatibility, FastComm relies on additional proprietary features to add value and distinguish its products. To the best of the Company's knowledge, no competitor currently offers, in a single product line, all the features listed below:

1. Automatic installation has been a key advantage, in the form of three specific features that make FastComm products easier to install than those of its competition.

     * FastConnect allows a FastComm FRAD to learn how the frame relay network switch is configured.

     * FastConfig allows an EtherFRAD, RingFRAD or WEB.router to learn its IP addressing.

     * Save and restore configurations between the FRAD or WEB.router and a management station

2. MaximumPRIORITY and FastRATE features provide sophisticated, multiprotocol prioritization and congestion control, a feature typically found only in transmission switches. These features enable the Company's FRAD and router products to combine multiple "mission critical" applications over a single network connection while offering a superior quality of service. When used in conjunction with a wide are network or service that also offers prioritization of applications (virtual circuits), the Company's products can be used to offer end-to-end prioritization, a highly distinguishing feature.

3. A menu system on a dedicated port, for management and configuration, guides a user to select and set options for the installation process or to perform maintenance procedures. It also offers easy access to management information and statistics. Many competitors, in contrast, typically offer only a command line, which requires the user to learn and manually enter exact commands in the proper format and order. This is a slow, error prone and costly process.

A distinguishing feature of FastComm FRADs is their ability to handle terminal protocols with intelligence. An example of this intelligence is seen when dealing with polled protocols like IBM's SDLC (synchronous data link control) where more than half the data on a line may be overhead, not information. FastComm FRADs can eliminate this polling overhead and pass only user information. The Company's equipment emulates multidrop lines, the most common type found in over 50,000 IBM SNA (system network architecture) networks. FastComm FRADs save bandwidth, improve response times and simplify network topologies.

Recent versions of the front end processor for IBM mainframe computers and the midrange AS/400 are compatible with direct connections to frame relay networks. FastComm FRADs support the protocol conversion necessary for SDLC devices to interoperate directly with a front end process or AS/400. As with router networks, FRADs at remote sites with terminal cluster controllers can reduce the overall cost of a network.

Additional customer interest has been expressed in the direct Ethernet LAN port on the EtherFRAD models, the Token Ring port in RingFRAD models. The Company also offers a Basic Rate interface (BRI) module to attach to the ISDN (integrated Services Digital network), a digital telephone service. This module becomes part of an EtherFRAD.

Voice over frame relay became popular during fiscal 1997. In response, the Company introduced the VoiceFRAD a multiport/multiprotocol voice over frame relay access device. FastComm VoiceFRADs provide cost effective data and voice access over frame relay networks and support a variety of standard voice interfaces. Voice is digitized and compressed using a CELP algorithm that produces high voice quality at compression ratios of 8:1 and more. In response to a request from its then largest customer, the Company had been reselling a voice product manufactured by another vendor. Typically, arrangements such as this produce minimal gross margins. In order to rectify this situation, the Company is developing its own integrated voice/data product for sale in the current fiscal year. These products, the GlobalStack and metroLAN, are expected to generate gross margins significantly greater than those generated by the Company's previous voice based offerings.

WEB.ROUTER

The WEB.router product, a low cost Internet access router, provides the Company's solution for Internet access over frame relay. The Internet and its World Wide Web are usually accessed over a dialed up connection or a leased line carrying the Internet protocol (IP) in a format called Point to Point Protocol
(PPP). With the large number of new Internet users, service providers are finding frame relay an efficient way to offer connections to many customers over a single data line at the ISP's site. WEB.router devices were designed for Intranet applications of World Wide Web technology (within companies) as well as general Internet access.

ISDN

The Company offers Basic Rate Interface (BRI) module to attach to the ISDN (Integrated Services Digital network, a digital phone service). This module becomes part of an EtherFRAD, for example. The BRI is an all-digital method to access a telephone company central office. A BRI can carry frame relay and voice at the same time. Software enhancements allow a Company product to use the BRI as its main connection, or as a way to dial up a replacement connection if for any reason the original frame relay access line is lost. The BRI option is offered in different versions for North America and Europe.

GLOBALSTACK


The GlobalStack-EX voice/fax/data/video router combines digital and analog voice from switches, PBSs, key systems, and remote telephones with LAN/legacy data and transports it over switched or dedicated digital networks. With digital T1, E1, ISDN BRI and PRI interfaces, frame relay interfaces for data equipment, an Ethernet port, and FastComm's routing software, the GlobalStack-EX is the perfect solution for integrating voice/fax data and multimedia throughout the enterprise network. The GlobalStack-EX satisfies large regional and central site office and POP locations where a confluence of communication mediums converge. The GlobalStack-EX is compliant with FRF.11, supporting voice compression (with silence suppression) and allows up to 30 voice channels to be transported in less than 300Kbps. Bandwidth is dynamically allocated between voice/video/data so that LAN traffic may continually adapt to fill the unused bandwidth.


METROLAN

The MetroLAN router combines analog voice from switches, PBSs, key systems, telephones, and the PSTN with LAN/legacy data & multimedia and transports it over switched or dedicated digital networks. MetroLAN satisfies the needs of small office/branch office that require optimum phone line performance. With FastComm's routing software, three analog voice ports, two data equipment serial interfaces and an Ethernet port, the MetroLAN is the perfect solution for voice/fax/data and video applications.

The MetroLAN is compliant with FRF.11, supporting voice compression (with silence suppression) which allows up to 3 voice channels to be transported in less than 30Kbps. Bandwidth is dynamically allocated between voice/video/data so that LAN traffic may continually adapt to fill the unused bandwidth.


DATA CONTROLLER

Data Controllers are small data PABX's that allow up to seven devices to be managed with a single telephone line and modem. A management station places one call to the data controller, then communicates with up to seven attached devices. A typical example would be a branch office equipped with a CSU, multiplexer, bridge or router, terminal controller, and voice PABX or key system. In addition to supporting dial-in access, the Data controller will accept information from any of the managed devices, then dial out to the central management station, through the modem, and deliver that information - for example, an alarm message. This product is sold as the SuperView device.

QUICK PRODUCT LINE

The Quick II targets Unisys A and C-series mainframe customers who have been using legacy CP2000 equipment. Unisys sells and supports the Quick II to customers who require cost-effective network solutions for communication between legacy mainframe, peripheral and LAN applications. FastComm supports over 100 protocol variations which legacy equipment users depend on for seamless operations. The foundation of the Quick II is based on FastComm's streamline FRADs and WEB.router, which adds to the ease of support and configuration management. Sales of Quick II products totaled $1,748,000 during the fiscal year ended April 30, 1999.


CHANLCOMM MAINFRAME COMMUNICATIONS PROCESSOR

During fiscal 1999, the Company began to market the ChanlComm product family as a replacement for the front end processor ("FEP") in IBM mainframe computer networks. The ChanlComm takes its name from being "channel attached" to a main computer, bypassing the typical front end processor installed to handle communications lines. This product is now shipping with serial (SDLC) interfaces for wide area network lines (point to point and multidrop). The product development plan included the addition of a direct frame relay interface, full IP routing, along with other capabilities and protocols. The current 16 port capacity will be expanded to at least 256 ports this fiscal year. In certain applications, the ChanlComm at the host computer will communicate with FastComm FRADs or routers at remote sites, creating "pull through" business for the Company.

NEW PRODUCT DEVELOPMENT


The Company invests heavily in research and development ("R&D") and expects such investment to continue. Recorded expenses for research and development have been as follows:

      FY 1999 $2,388,000            51%  of  revenue
      FY 1998 $2,255,000            25%  of  revenue
      FY 1997 $2,042,000            18%  of  revenue

The purchase of KG Data involves continuing product development on the ChanlComm communications processors. The work plan includes the addition of several protocol variants, including a frame relay network interface, and expansion of overall capacity.

Competitive pressure requires aggressive pricing. Product development stresses low cost, reliable components and ease of assembly. A modular approach allows many different products to be created from a few basic components. To keep costs low or to bring a product to market quickly, any design may be done entirely internally, externally, jointly with another firm, or from licensed technology.

Larger companies, with larger engineering resources and more internal expertise, may be able to develop a larger portion of their products without outside technology. Not having to pay licensing fees or royalties could provide them a cost advantage.

Research and development project schedules for high technology products are inherently difficult to predict, and there can be no assurance that the Company will achieve its expected initial shipment dates of products in development. The timely availability of new and enhanced products is critical to the success of the Company. Delays in availability of these new products, or lack of market acceptance of such products, could adversely affect the Company.

The company's ability to anticipate changes in technology, industry standards and communications service provider offerings, and its ability to develop and introduce new and enhanced products on a timely basis that are successful in the market will be a significant factor in the Company's competitive position and in its prospects for growth.

                                 USE OF PROCEEDS


            The Company has not received any proceeds form the sale of shares sold by the Selling Securityholders pursuant to conversion of their Debentures. If outstanding Warrants held by certain of the Selling Securityholders are exercised, we will receive up to $7,534,000 reflecting the total exercise price of the Warrants. Such proceeds will be used for general corporate purposes and working capital.

                              SELLING SHAREHOLDERS




            The following table sets forth the names of the Selling Shareholders, the number of Warrants beneficially owned by such Selling Shareholder as of December 10, 1999 and the number of Shares underlying these Warrants which may be offered for sale pursuant to this Prospectus by each such Selling Shareholder upon exercise of these Warrants. None of the Selling Shareholders has held any position, offices, or other material relationship with the Company or any of its affiliates within the past three years other than as a result of his or its ownership of Common Shares. The Offered Shares may be offered from time to time by the Selling Shareholders named below. However, such Selling Shareholders are under no obligation to sell all or any portion of such Offered Shares, nor are the Selling Shareholders obligated to sell any such Offered Shares immediately under this Prospectus. All information with respect to share ownership has been furnished by the Selling Shareholders. Because Selling Shareholders may sell all or part of their Offered Shares, no estimate can be given as to the number of Common Shares that will be held by any Selling Shareholder upon termination of any offering made hereby.



            Pursuant to Rule 416 of the Securities Act, Selling Shareholders may also offer and sell Common Shares issued with respect to the Warrants as a result of stock splits, stock dividends and anti-dilution provisions.

===========================================================================================

                               Number of Common                         Common Shares
                                 Beneficially                       Owned After Offering(2)
                                 Shares Owned                            Percentage of
                                    Prior to        Common Shares
Name of Selling Shareholder      Offering (1)       Offered Hereby    Number    Outstanding
---------------------------      ------------       --------------    ------    -----------
-------------------------------------------------------------------------------------------

Capital Ventures
International(3) (4)                936,093             936,093       - 0 -        - 0 -
-------------------------------------------------------------------------------------------



Nelson Partners (3) (4)             253,925             253,925       - 0 -        - 0 -
-------------------------------------------------------------------------------------------



Olympus Securities, Ltd. (3)         253,925            253,925       - 0 -        - 0 -
-------------------------------------------------------------------------------------------



CC Investments, LDC. (3)              95,891            95,491        - 0 -        - 0 -
-------------------------------------------------------------------------------------------




===========================================================================================



(1)  Represents shares underlying warrants which have varying exercise prices.



(2)  Assumes the sale of all Offered Shares.



(3) Pursuant to the Securities Purchase Agreement, dated April 9, 1997, among the Company and Capital Ventures International, Nelson Partners, Olympus Securities, Ltd., CC Investments, LDC. (collectively, the "Investors"), the Investors purchased an aggregate of $5,000,000 principal amount of Debentures. The Debentures were convertible into Shares of Common Stock and Warrants (the "Warrants") to acquire a number of Shares of Common Stock equal to up to forty percent (40%) of the number of Common Shares of Common Stock issuable upon conversion of each Debenture.



(4) Citadel Limited Partnership is the managing general partner of Nelson partners ("Nelson") and the trading manager of Olympus Securities, Ltd. ("Olympus") and consequently has voting control and investment discretion over securities held by both Nelson and Olympus. The ownership information for Nelson does not include the shares owned by Olympus and the Ownership information for Olympus does not include the shares owned by Nelson.

                              PLAN OF DISTRIBUTION



      The Offered Shares may be offered on behalf of the Selling Shareholders, and, except for the cash exercise price of the Warrants, the Company will not receive any proceeds from the Offering. The Offered Shares may be sold or distributed from time to time by the Selling Shareholders, or by pledges, donees or transferees of, or other successors in interest to, the Selling Shareholders, directly to one or more purchasers (including pledges) or through brokers, dealers or underwriters who may act solely as agents or may acquire Offered Shares as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices, which may be changed. The distribution of the Offered Shares may be effected in one or more of the following methods: (i) ordinary brokers' transactions, which may include long or short sales (ii) transactions involving cross or block trades or otherwise on the NASDAQ OTC Market; (iii) purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own account pursuant to this Prospectus; (iv) "at the market " to or through market makers or into an existing market for the Common Shares; (v) in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents; (vi) through transactions in options, swaps or other derivatives (whether exchange-listed or otherwise), or (vii) any combination of the foregoing, or by any other legally available means. In addition, the Selling Shareholders or their successors in interest may enter into hedging transaction with broker-dealers who may engage in short sales of Offered Shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders or their successors in interest may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the Offered Shares, which Offered Shares may be resold thereafter pursuant to this Prospectus.



      Brokers, dealers, underwriters or agents participating in the distribution of the Offered Shares as agents may receive compensation in the form of commissions, discounts of concessions from the Selling Shareholders and/or purchasers of the Offered Shares for whom such broker-dealers may act as agent, or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be less than or in excess of customary commissions). The Selling Shareholders and any broker-dealers who act in connection with the sale of Offered Shares hereunder may be deemed to be "Underwriters" within the meaning of the Securities Act, and any commissions they receive and proceeds of any sale of Offered Shares may be deemed to be underwriting discounts and commissions under the Securities Act. Neither the Company nor any Selling Shareholder can presently estimate the amount of such compensation. The Company knows of no existing arrangements between any Selling Shareholder any other shareholder, broker, dealer, underwriter or agent relating to the sale of distribution of the Offered Shares.



      The Company will pay substantially all of the expenses incident to the registration, offering and sale of the Offered Shares to the public other than commissions or discounts of underwriters, broker-dealers or agents. The Company has also agreed to indemnify certain of the Selling Shareholders and certain related persons against certain liabilities, including liabilities under the Securities Act.



                                  LEGAL MATTERS



            The validity of the shares of Common Stock offered hereby was passed upon by Sokolow, Dunaud, Mercadier & Carreras, New York, New York, counsel to the Company.


                                     EXPERTS



            The financial statements and supplemental schedules of the Company have been audited by BDO Seidman LLP, Independent Accountants, whose report is incorporated herein by reference from the Company's Annual Report on Form 10-K. These financial statements and supplemental schedule are incorporated herein by reference in reliance upon the reports of such independent certified public accountants given upon their authority as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.    Other Expenses of Issuance and Distribution.

            The following table sets forth the expenses (other than underwriting discounts and commissions), which other than the SEC registration fee are estimates, payable by the Company in connection with the sale and distribution of the Shares registered hereby.


=======================================================
SEC registration
fee.................................          $ 1,097
-------------------------------------------------------

Legal fees and
expenses............................          $ 5,000
-------------------------------------------------------

Accounting fees and
expenses............................          $ 1,500
-------------------------------------------------------

Printing
expenses............................          $ 1,000
-------------------------------------------------------

Miscellaneous.......................          $ 1,403
-------------------------------------------------------

Total...............................          $10,000
=======================================================



-------------
*   Estimated

Item 15.    Indemnification of Directors and Officers.


            Article Six of the By-Laws, as amended, of the Company empowers the Company to indemnify current or former directors, officers, employees or agents of the Company or persons serving by request of the Company in such capacities in any other enterprise or persons who have served by the request of the Company in such capacities in any other enterprise to the full extent permitted by the laws of the Commonwealth of Virginia.



            Article Tenth of the Virginia Stock Corporation Act contains provisions authorizing indemnification by the Company of directors, officers, employees or agents against certain liabilities and expenses which they may incur as directors, officers, employees or agents of the Company or of certain other entities. Section 13.1 - 699 also provides that such indemnification may include payment by the Company of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding upon receipt of an undertaking by the person indemnified to repay such payment if he shall be ultimately found not to be entitled to indemnification under the Section. Indemnification may be provided even though the person to be indemnified is no longer a director, officer, employee or agent of the Company or such other entities. Section 13.1 - 703 also contains provisions authorizing the Company to obtain insurance on behalf of any such director, officer employee or agent against liabilities, whether or not the Company would have the power to indemnify such person against such liabilities under the provisions of the Section. The Company currently maintains a policy of insurance under which the directors and officers of the Company are insured, within the limits and subject to the exclusions and limitations of the policy, against certain expenses in connection with the defense of actions, suits or proceedings, to which they are parties by reason of being or having been such directors or officers.



            The indemnification and advancement of expenses provided pursuant to
Section 13.1 - 699 are not exclusive, and subject to certain conditions, the Company may make other or further indemnification or advancement of expenses of any of its directors, officers, employees or agents. Because the Articles of Incorporation, as amended, of the Company do not otherwise provide, notwithstanding the failure of the Company to provide indemnification and despite a contrary determination by the Board of Directors or its shareholders in a specific case, a director, officer, employee or agent of the Company who is or was a party to a proceeding may apply to a court of competent jurisdiction for indemnification or advancement of expenses or both, and the court may order indemnification and advancement of expenses, including expenses incurred in seeking court-ordered indemnification or advancement of expenses if it determines that the petitioner is entitled to mandatory indemnification pursuant to Section 13.1 - 698 because he has been successful on the merits, or because the Company has the power to indemnify on a discretionary basis pursuant to
Section 13.1 - 699 or because the court determines that the petitioner is fairly and reasonably entitled indemnification or advancement of expenses or both in view of all the relevant circumstances.


            Section 13.1692.1 of the Act provides that the damages assessed against any officer or director arising out of a single transaction, occurrence or course of conduct shall not exceed the lesser of (1) the monetary amount specified in the Articles of Incorporation; or (2) the greater of (i) $100,000 or the amount of cash compensation received by the officer or director from the corporation for the twelve (12) months immediately proceeding the act or omission for which liability was imposed. The liability of an officer or director engaged in willful misconduct or a knowing violation of criminal law or of any federal or state securities law including without limit of any claim of unlawful insider trading or manipulation of the market for any security is not covered by such provision.


            The Agreement between the Company and the Selling Stockholders provides that the Selling Stockholders and, under certain circumstances, persons participating as underwriters in the offering or sale of the Common Stock being registered will indemnify and hold harmless the Company and each director, officer and controlling person of the Company with respect to any statement or omission in the Registration Statement or the Prospectus based upon written information furnished to the Company by or on behalf of the Selling Stockholders or such underwriters, as the case may be, for inclusion therein.


Item 16.    Exhibits


      (a)   Exhibits:



3.1   Restated Articles of Incorporation of the Company (1)



3.2   By-Laws of the Company, as amended (1)



4.1 Form of Securities Purchase Agreement between the Company and Capital Ventures, International, Nelson Partners, Olympus Securities, Ltd., and CC Investments, LDC (2)



4.2 Registration Rights Agreement between the Company and Capital Ventures, International, Nelson Partners Olympus Securities, Ltd., and CC Investments, LDC.



4.3   Form of Convertible Debenture (2)



4.4   Form of Warrant (2)



4.5   Proposed Form of Certificate of Designations, Preference and Rights (2)



5.1   Opinion of Counsel (2)



23.1  Consent of BDO Seidman LLP, Independent Auditors (*)



23.2  Consent of Counsel (included in Exhibit 5.1) (2)



24.1  Power of Attorney (included in Signature Page)



     *    Filed herewith



     (1) Previously filed as an Exhibit to the Company's Registration Statement on Form S-18, File no. 33-19785.



     (2) Previously filed as an Exhibit to the Company's Registration Statement on Form S-3, File No. 333-26459.


Item 17.    Undertakings.


A.    The undersigned hereby undertakes:


      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

            (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement; provided, however, that paragraphs A.(1)(i) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section

            13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

      (2) that, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to the initial bona fide offering thereof.

      (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions of otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of express incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against pubic policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


            Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Sterling, Commonwealth of Virginia on December 21, 1999.


                                   FASTCOMM COMMUNICATIONS CORPORATION



                                   By:   /s/ PETER C. MADSEN
                                         ------------------------------------
                                         Peter C. Madsen, President, CEO and
                                         Director



                                POWER OF ATTORNEY


Pursuant to the requirements of the Securities Act of 1933, this post-effective amendment to registration statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature to this Registration Statement appears below has appointed each of Peter C. Madsen and Mark H. Rafferty as his attorney-in-fact to sign on his behalf individually and in the capacity stated below and to file all amendments and post-effective amendments, supplements to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or any amendment or supplement thereto, and any such attorney-in-fact may make such changes and additions to this Registration Statement as such attorney-in-fact may deem necessary or appropriate.



============================================= ===================================================== ==============================
                             NAME                                     TITLE                            DATE
                             ----                                     -----                            ----
--------------------------------------------- ----------------------------------------------------- ------------------------------

--------------------------------------------- ----------------------------------------------------- ------------------------------
/s/ Peter C. Madsen
-----------------------------                 Chairman of the Board; Chief Executive Officer and
Peter C. Madsen                               Director                                              December 21, 1999
--------------------------------------------- ----------------------------------------------------- ------------------------------
/s/ Mark H. Rafferty
-----------------------------                 Vice President; Principal Financial and Accounting
Mark H. Rafferty                              Officer                                               December 21, 1999
--------------------------------------------- ----------------------------------------------------- ------------------------------

/s/ Edward R. Olson
-----------------------------
Edward R. Olson                               Director                                              December 21, 1999
--------------------------------------------- ----------------------------------------------------- ------------------------------
/s/ Thomas G. Amon
-----------------------------
Thomas G. Amon                                Director                                              December 21, 1999
============================================= ===================================================== ==============================